Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-291486 on Form S‑4 of Huntington Bancshares Incorporated of our reports dated February 21, 2025, with respect to the financial statements of Cadence Bank and the effectiveness of internal control over financial reporting. We also consent to the reference to our firm under the caption “Experts” in this registration statement.

/s/ Forvis Mazars, LLP

Fort Worth, Texas
December 1, 2025